Exhibit 10.3

Effective, 03/28/2023 Seller, identified above, hereby sells, assigns, and transfers to E-Advance Services, LLC located at 370

Lexington Avenue, Suite 801, New York, NY 10017, (“Buyer”), without recourse, the Purchased Amount and will deliver the Specified Percentage of the proceeds of each future sale made by Seller (collectively “Future Receipts”) in accordance with this Agreement. “Future Receipts” includes all payments made by check, ACH or other electronic transfer, wire, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a “Payment Card”) or other form of monetary payment in the ordinary course of Seller’s business. As payment for the Purchased Amount, Buyer will deliver to Seller the Purchase Price, shown above, minus any Initial Fees shown above. Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer.

The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Purchase Price, minus any Initial Fees. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to the business bank accounts designated in the Authorization Agreement as the Account for Automated Clearing House Transactions signed on the date of this Agreement and as it may be amended or replaced from time to time (the “Account”) and the ability to withdraw the Initial Weekly Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial.

The Personal Guaranty of Performance by Guarantor(s) is attached hereto as Exhibit “A”.

Purchase and Sale of Future Receipts Agreement	1

Delivery of Purchased Amount. Seller must deposit all Future Receipts into the Account on a daily basis and must instruct Seller’s credit card processor, which must be approved by Buyer (the “Processor”) to deposit all Payment Card receipts of Seller into the Account on a daily basis. Seller agrees not to change the Account or add an additional bank account without the express written consent of Buyer. Seller authorizes Buyer to debit the Daily Amount from the Account each business day by either ACH or electronic check. Seller will provide Buyer with all required access codes and agrees not to change them without prior written consent from Buyer. Seller will provide an appropriate ACH authorization to Buyer. Seller will be responsible for any fees incurred by Buyer resulting from a rejected electronic check or ACH debit attempt, as set forth on Appendix A. Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer’s debiting any amount authorized under the terms of this Agreement. Seller understands that the foregoing ACH authorization is a fundamental condition to induce Buyer to accept the Agreement. Consequently, such authorization is intended to be irrevocable. In the event that Seller changes or permits changes to the Account or the ACH authorization approved by the Buyer or adds an additional bank account, Buyer shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Guarantor, to notify the new or additional bank of this Agreement and to direct such new or additional bank to remit to the Buyer all or any portion of the amounts received by such bank. Seller hereby grants to Buyer an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoints the Buyer or any of the representatives of Buyer as Seller’s attorney in fact, to take any and all action necessary to direct such new or additional bank to remit to Buyer amounts received by such bank.

1.

Requesting Changes to the Daily Amount (IMPORTANT PROTECTION FOR SELLER). The initial Daily Amount is intended to represent the Specified Percentage of Seller’s daily Future Receipts. For as long as no Event of Default has occurred, once each calendar month, Seller or Buyer may request an adjustment to the Daily Amount to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage. Seller agrees to provide Buyer any information requested by Buyer to assist in this reconciliation. Within five days of Buyer’s reasonable verification of such information, Buyer shall adjust the Daily Amount on a going-forward basis to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage. If the Daily Amount will increase as a result of this reconciliation, Buyer will notify Seller prior to any such adjustment. After each adjustment made pursuant to this paragraph, the new dollar amount shall be deemed the Daily Amount until any subsequent adjustment. To request an adjustment to the Daily Amount call (866) 883-5227.

2.	Daily Amount Upon Default. Upon the occurrence of an Event of Default, the Daily Amount shall equal 100% of all Future Receipts.

3.

Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN). Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. Buyer assumes the risk that Future Receipts may be remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, and the risk that the full Purchased Amount may never be remitted because Seller’s business went bankrupt or Seller otherwise ceased operations in the ordinary course of business, and Seller has not breached this Agreement. Buyer is buying the Purchased Amount of Future Receipts knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount of Future Receipts and Seller retains no legal or equitable interest therein. Seller agrees that it will treat the Purchase Price and Purchased Amount in a manner consistent with a sale in its accounting records and tax returns. Seller agrees that Buyer is entitled to audit Seller’s accounting records upon reasonable Notice in order to verify compliance. Seller waives any rights of privacy, confidentiality or taxpayer privilege in any such litigation or arbitration in which Seller asserts that this transaction is anything other than a sale of future receipts.

Purchase and Sale of Future Receipts Agreement	2

4.

Fees and Charges. Other than the Initial Fees, if any, set forth above, Buyer is NOT CHARGING ANY ORIGINATION OR BROKER FEES to Seller. If Seller is charged another such fee, it is not being charged by Buyer. A list of all fees and charges applicable under this Agreement is contained in Appendix A.

5.

Credit Report and Other Authorizations. Seller and each of the Owners signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of its Owners for the purpose of this Agreement; (ii) obtain consumer and business credit reports on the Seller and any of its Owners; and (iii) to contact personal and business references provided by the Seller in the Application, at any time now or for so long as Seller and/or Owners continue to have any obligations to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.

6.

Authorization to Contact Current and Prior Banks. Seller hereby authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank. Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collections and in order to confirm that Seller is exclusively using the Account identified above, or any other account approved by Buyer, for the deposit of all business receipts.

7.

Right to Cancel. Seller understands that Buyer offers Seller a right to cancel this Agreement at any time within 3 business days after Buyer has delivered the Purchase Price. Seller may exercise this right by notifying Buyer that it is cancelling this Agreement and returning the Purchase Price to Buyer. For the Seller’s right to cancel to be effective, Buyer must receive both the notice and the Purchase Price within 3 business days after the Buyer has delivered the Purchase Price. Buyer shall retain the Initial Fees, but Seller shall not be responsible for any other costs if this Agreement is cancelled pursuant to this Section.

8.

Financial Information. Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, bank or financial statements, tax returns, etc., as Buyer deems necessary in its sole discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate. Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.

9.

Transactional History. Seller authorizes all of its banks and brokers and Payment Card processors to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon an Event of Default.

10.	Publicity. Seller hereby authorizes Buyer to use its name in listings of clients and in advertising and marketing materials.

11.

Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

12.

Representations, Warranties and Covenants of Seller. As of the date of this Agreement and, unless expressly stated otherwise, continuing until Buyer has received 1) the Purchased Amount and 2) all fees and charges (including legal fees) due under this Agreement, Seller represents, warrants and covenants to Buyer as follows:

12.1.

Good Faith and Best Efforts. Seller will conduct its business in good faith and will use its best efforts to continue its business at least at its current level, to enable Buyer to obtain the Purchased Amount.

12.2.

Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly represent the financial condition of Seller at such dates, and Seller will notify Buyer immediately if there are material adverse changes, financial or otherwise, in the condition or operation of Seller or any change in the ownership of Seller. Buyer may request bank and financial statements at any time during the performance of this Agreement, and the Seller shall provide them to Buyer within five business days of such request. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller’s financial condition and results of operations. Seller further agrees to authorize the release of any past or future tax returns to Buyer.

Purchase and Sale of Future Receipts Agreement	3

12.3.

Governmental Approvals. Seller is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

12.4.

Authority to Enter into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

12.5.

Change of Name, Location, Type or Sale or Closing of Business. Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of or type of business without prior written consent of Buyer. Seller will not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer; and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. Except as disclosed to Buyer in writing, as of the date this Agreement Seller has no plans to close its business either temporarily, whether for renovations, repairs, or any other purpose, or permanently. Seller will not voluntarily close its business on a temporary basis for renovations, repairs, or any other purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer ten business days’ notice to the extent practicable.

12.6.

No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement, Seller does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney within six months prior to the date of this Agreement. Seller further warrants that as of the date of this Agreement it does not anticipate filing a bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

12.7.

Seller to Maintain Insurance. Seller will possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and will provide proof of such insurance to Buyer upon demand.

12.8.	Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes, including but not limited to employment and sales and use taxes.

12.9.

No Violation of Prior Agreements. Seller’s execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement that prohibits the sale or pledge of Seller’s Future Receipts.

12.10.	No Diversion of Receipts. Seller will not permit any event to occur that could cause a diversion of any of Seller’s Future Receipts from the Account.

12.11.

Seller’s Knowledge and Representation. Seller represents, warrants, and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; it was represented by counsel or had full opportunity to consult with counsel.

12.12.

Accurate and Complete Information. Seller represents, warrants, and agrees that all information provided to Buyer, all statements made to Buyer relating to this transaction in any way have been truthful, accurate, and complete. Seller further agrees that Seller will be truthful in all future statements to Buyer and will provide Buyer with accurate and complete information regarding Seller’s business as required by this Agreement.

13.	Rights of Buyer.

13.1.

Acknowledgment of Security Interest and Security Agreement. The Future Receipts sold by Seller to Buyer pursuant to this Agreement are “accounts” or “payment intangibles” as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (the “UCC”) and such sale shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Seller to Buyer. To the extent the Future Receipts are “accounts” or “payment intangibles” then (i) the sale of the Future Receipts creates a security interest as defined in the UCC; (ii) this Agreement constitutes a such Future Receipts. Seller further agrees that, with or without an Event of Default, Buyer may notify account debtors, or other persons obligated on the Future Receipts, or holding the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make payment or otherwise render performance to or for the benefit of Buyer.

Purchase and Sale of Future Receipts Agreement	4

13.2.

Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the UCC to give notice that the Purchased Amount of Future Receipts is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit the Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

13.3.

Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement; (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer; and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.

13.4.

Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions; (ii) that such communications and contacts are not unsolicited or inconvenient; and (iii) that any such contact may be made at any phone number, emails address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

13.5.

ACH Authorization. Seller represents and warrants that (i) the Account is Seller’s bank account; (ii) the person executing this Authorization on behalf of Seller is an authorized signer on the Account and has the power and authority to authorize Buyer to initiate ACH transactions to and from the Account; and (iii) the Account is a legitimate, open, and active bank account established and used solely for business purposes and not for personal, family or household purposes. If an ACH transaction is rejected by Seller’s financial institution for any reason other than a stop payment order placed by Seller with its financial institution, including without limitation insufficient funds, Seller agrees that Buyer may resubmit up to two times any ACH transaction that is dishonored. Seller’s bank may charge Seller fees for unsuccessful ACH entries. Seller agrees that Buyer will have no liability to Seller for such fees. In the event Buyer makes an error in processing any payment or credit, Seller authorizes Buyer to initiate ACH entries to or from the Account to correct the error. Seller acknowledges that the origination of ACH entries to and from the Account must comply with applicable law and applicable network rules. Seller agrees to be bound by the Rules and Operating Guidelines of NACHA (formerly known as the National Automated Clearing House Association). Seller will not dispute any ACH transaction initiated pursuant to this Authorization, provided the transaction corresponds to the terms of this Authorization. Seller requests the financial institution that holds the Account to honor all ACH entries initiated in accordance with this Authorization.

14.

Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”: (a) Seller interferes with Buyer’s right to collect the Daily Amount; (b) Seller violates any term or covenant in this Agreement; (c) Seller uses multiple depository accounts without the prior written consent of Buyer; (d) Seller changes its depositing account or its payment card processor without the prior written consent of Buyer; (e) Seller defaults under any other agreement with Buyer, or breaches any of the terms, covenants and conditions of any other agreement with Buyer; (f) Seller fails to provide timely notice to Buyer such that in any given calendar month there are four or more ACH transactions attempted by Buyer that are rejected by Seller’s bank, or, Seller places a stop payment on Buyer’s ACH debit.

15.	Remedies. If any Event of Default occurs, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:

15.1.

The Specified Percentage shall equal 100%. The full undelivered Purchased Amount plus all fees and charges (including legal fees) assessed under this Agreement will become due and payable in full immediately.

15.2.	Buyer may enforce the provisions of the Personal Guaranty of Performance against each Owner.

15.3.

Seller shall pay to Buyer all reasonable costs associated with the Event of Default. Buyer may proceed to protect and enforce its rights and remedies in law or equity including via lawsuit. I f a l a w s u i t i s i n i t i a t e d , under which Buyer shall recover Judgment against Seller, Seller shall be liable for all of Buyer’s costs, including but not limited to all reasonable attorneys’ fees and court costs.

Purchase and Sale of Future Receipts Agreement	5

15.4.

Buyer may debit Seller’s depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on any of Seller’s bank accounts for all sums due to Buyer.

16.	Modifications; Amendments. No modification, amendment, waiver, or consent of any provision of this Agreement shall be effective unless the same is in writing and signed by Buyer.

17.	Assignment. Buyer may assign, transfer, or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.

18.	Notices.

18.1.

Notices from Buyer to Seller. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller by regular mail or by e-mail, at Buyer’s option and Seller consents to such electronic delivery. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to Seller’s address set forth in this Agreement.

18.2.

Notices from Seller to Buyer. Except as provided in section 19.1, Seller may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller to Buyer must be delivered by certified mail, return receipt requested, to Buyer’s address set forth in this Agreement. Notices sent to Buyer shall become effective only upon receipt by Buyer.

18.3.

Shortage of Funds Notices from Seller to Buyer. The Agreement requires Seller to advise Buyer prior to each withdrawal of a shortage of funds. Seller may advise Buyer of a shortage of funds in the Account by calling Buyer at (866) 883-5227

Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principles of conflicts of law. Seller understands and agrees that (i) Buyer is located in New York; (ii) Buyer makes all decisions from Buyer’s office in New York; (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller’s signed Agreement in New York), (iv) Buyer’s financial institutions are located in New York; and (v) Seller’s payments are not accepted until received by Buyer in New York.

Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

16.	Choice of Forum.

Buyer As Plaintiff. In the event that Plaintiff commences a dispute, suit, action, or proceeding of any nature whatsoever against Seller arising out of, or relating to, this Agreement, including, without limitation, the negotiation, breach, termination, enforcement, interpretation or validity of this Agreement (an “Action”), Buyer may commence such Action, in its sole discretion, in any State or Federal court located (a) in New York state; (b) where Seller is organized, physically located or maintains assets; (c) where any Owner is organized, physically located or maintains assets; or (d) where any Guarantor is organized, physically located or maintains assets (collectively, “Buyer Chosen Forums”). Seller expressly submits to the personal jurisdiction of the Buyer Chosen Forums, and Seller expressly waives any and all defenses to the exercise of personal jurisdiction over it by any such Buyer Chosen Forums. Seller expressly waives any objection to laying venue in such Buyer Chosen Forums, including, without limitation, any objection based on the convenience of such forum or otherwise. Seller understands and agrees that (i) Buyer is located in New York; (ii) Buyer makes all decisions from Buyer’s office in New York; (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller’s signed Agreement in New York; and (iv) Seller’s payments are not accepted until received by Buyer in New York. IN THE EVENT THE BUYER, IN ITS SOLE DISCRETION, COMMENCES A SUIT OR ACTION IN A JURISDICTION OTHER THAN IN A STATE COURT OF THE STATE OF NEW YORK, AND TO THE EXTENT OTHERWISE PERMITTED BY THE LAW OF SUCH OTHER JURISDICTION, SELLER AGREES THAT BUYER MAY SERVE IT WITH PROCESS BY CERTIFED MAIL, RETURN RECEIPT REQUESTED OR BY FEDERAL EXPRESS DELIVERY CONFIRMATION REQUIRED, TO THE MAILING ADDRESS(ES) LISTED ON PAGE 1 OF THIS AGREEMENT, AND THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND PROPER SERVICE.

Seller As Plaintiff. In the event that Seller commences an Action against Buyer, Seller must commence such Action only in the State or Federal court located in the State of New York, County of New York (“New York County”). In the event that Seller commences an Action outside of New York County, Seller (a) waives any right to oppose any motion or application made by Buyer to dismiss such action, and/or to transfer such Action to an appropriate court sitting in New York County; and (b) agrees to pay Buyer its costs and expenses, including, without limitation, reasonable attorney’s fees, incurred in connection with Buyer’s efforts to dismiss or transfer such action. Seller understands and agrees that (i) Buyer is located in New York; (ii) Buyer makes all decisions from Buyer’s office in New York; (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller’s signed Agreement in New York; and (iv) Seller’s payments are not accepted until received by Buyer in New York.

Purchase and Sale of Future Receipts Agreement	6

17.

Survival of Representations, Warranties and Covenants. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

18.

Interpretation. All Parties hereto have reviewed this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice or have been provided sufficient opportunity to have an attorney of their choosing review the Agreement. No construction determinations shall be made against either Party hereto as drafter.

19.

Entire Agreement and Severability. This Agreement (together with its related Exhibits) embodies the entire agreement between Seller and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

19.

Facsimile Acceptance. Facsimile signatures, or any other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

20.

Confidentiality. The terms and conditions of this Agreement are proprietary and confidential. Unless required by law, Seller shall not disclose this information to anyone other than its attorney, accountant or similar service provider and then only to the extent such person uses the information solely for purpose of advising Seller and first agrees in writing to be bound by the terms of this Section. A breach of this section entitles Buyer to damages and legal fees as well as temporary restraining order and preliminary injunction without bond.

21.	Monitoring, Recording, and Solicitations.

21.1.

Authorization to Contact Seller by Phone. Seller authorizes Buyer, its affiliates, agents and independent contractors to contact Seller at any telephone number Seller provides to Buyer or from which Seller places a call to Buyer, or any telephone number where Buyer believes it may reach Seller, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller incurs charges for receiving such communications.

21.2.

Authorization to Contact Seller by Other Means. Seller also agrees that Buyer, its affiliates, agents, and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail, text messaging and facsimile, to contact Seller. Seller expressly consents to conduct business by electronic means.

21.3.

SERVICE OF PROCESS. IN ADDITION TO THE METHODS OF SERVICE ALLOWED BY THE NEW YORK STATE CIVIL PRACTICE LAW & RULES ("CPLR"), SELLER HEREBY CONSENTS, IN THE EVENT OF DEFAULT HEREUNDER, TO SERVICE OF PROCESS UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR FEDERAL EXPRESS, DELIVERY CONFIRMATION REQUIRED, TO THE ADDRESS(ES)LISTED ON PAGE ONE (1) OF THIS AGREEMENT. SERVICE HEREUNDER SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER SELLER DEPOSITS SAID MAILING INTO A USPS DEPOSITORY UNDER THE EXCLUSIVE CUSTODY AND CONTROL OF THE UNITED STATES POSTAL SERVICE OR THIRTY (30) DAYS AFTER FEDERAL EXPRESS DELIVERY. SELLER MUST PROMPTLY NOTIFY BUYER, IN WRITING, OF EACH AND EVERY CHANGE OF ADDRESS TO WHICH SERVICE OF PROCESS SHALL BE MADE. SERVICE OF PROCESS BY BUYER TO THE LAST KNOWN SELLER’S ADDRESS SHALL BE SUFFICIENT. SELLER WILL HAVE THIRTY (30) CALENDAR DAYS FROM THE DATE OF DELIVERY (OR ATTEMPTED DELIVERY) OF THE SERVICE OF PROCESS HEREUNDER IN WHICH TO RESPOND. FURTHERMORE, SELLER EXPRESSLY CONSENTS THAT ANY AND ALL NOTICE(S), DEMAND(S), REQUEST(S) OR OTHER COMMUNICATION(S) UNDER AND PURSUANT TO THIS AGREEMENT SHALL BE DELIVERED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

Purchase and Sale of Future Receipts Agreement	7

22.

JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

23.

CLASS ACTION WAIVER. BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR A COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT:

(I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

Purchase and Sale of Future Receipts Agreement	8

Appendix A – List of Fees and Charges

The Agreement provides that Seller shall be liable for the following amounts, in addition to the Purchased Amount of Future Receipts:

1.	Initial Fees as set forth on page one. Please refer to page twelve for additional details.

2.	All costs Buyer incurs because Seller fails to notify Buyer in a timely manner that the Daily Amount will not be available in the Account.

3.	All costs incurred by Buyer associated with the filing, amendment, or termination of any UCC filings.

4.	All costs of collections, including attorney fees and all costs related to the enforcement of any other remedies available to Buyer if the Seller defaults.

Purchase and Sale of Future Receipts Agreement	9

Exhibit A

PERSONAL GUARANTY OF PERFORMANCE

This Personal Guaranty of Performance (this “Guaranty”) is executed as of 03/28/2023, by JIMMY RAY GALLA            ( the “Guarantor”), for the benefit of E A d v an c e Se r v i c e s , LLC (“Buyer”).

RECITALS

A. Pursuant to that Purchase and Sale of Future Receipts Agreement (the “Purchase Agreement”), dated 03/28/2023, between Buyer and PINNACLE FRAC TRANSPORT LLC / Wolf Energy Services Inc (“Seller”), Buyer has purchased Future Receipts of Seller.

B.	Guarantor will directly benefit from Buyer and Seller entering into the Purchase Agreement; and

C.    Buyer is not willing to enter into the Purchase Agreement unless Guarantor irrevocably, absolutely and unconditionally guarantees to Buyer prompt and complete performance of all of the obligations of Seller.

AGREEMENT

As an inducement to Buyer to purchase the Future Receipts identified in the Purchase Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

1.	Defined Terms: All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

2.

Guaranty of Obligations: Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Buyer prompt and complete performance of the following obligations of Seller (the “Guaranteed Obligations”):

2.1	Seller’s obligation to provide bank and financial statements within five business days after request from Buyer;

2.2	Seller’s obligation to not change the Account or add an additional bank account without the express written consent of Buyer; or to place a Stop Payment on Buyer’s ACH debit;

2.3	Seller’s obligation to not conduct Seller’s businesses under any name other than as disclosed to Buyer;

2.4	Seller’s obligation to not change any of its places of business or the type of business without prior written consent by Buyer; and

2.5

Seller’s obligation to not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer; and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations to Buyer pursuant to documentation satisfactory to Buyer

3.

Guarantor’s Other Agreements: Guarantor will not dispose, convey, sell or otherwise transfer, or cause Seller to dispose, convey, sell or otherwise transfer, any material business assets of Seller without the prior written consent of Buyer, which may be withheld for any reason. Except as may be limited in section 9, Guarantor hereby agrees to pay all costs and attorney’s fees incurred by Buyer in connection with any actions commenced by Buyer to enforce its rights or incurred in any action to defend its performance under the Purchase Agreement and this Guaranty. This Guaranty is binding upon Guarantor, and Guarantor’s heirs, legal representatives, successors and assigns. If there is more than one Guarantor, the obligations of the Guarantors hereunder shall be joint and several. The obligation of Guarantor shall be unconditional and absolute, regardless of the unenforceability of any provision of any agreement between Seller and Buyer, or the existence of any defense, setoff or counterclaim which Seller may assert. Buyer is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time renew or extend Seller’s obligations under the Purchase Agreement or otherwise modify, amend or change the terms of the Purchase Agreement. Guarantor is hereby notified that a negative credit report reflecting on his/her credit record may be submitted to a credit reporting agency if the terms of this Guaranty are not honored by the Guarantor. Guarantor expressly consents to conduct business by electronic means.

Purchase and Sale of Future Receipts Agreement	10

4.    The Guarantor(s) have been represented by independent counsel of their own choice, or have had the opportunity to be so represented, throughout the negotiations that preceded execution of this Guaranty. The Guarantor(s) agree(s) that, in interpreting any issues that may arise in connection with the construction of this Guaranty, rules of construction related to who prepared this Guaranty shall be inapplicable, Guarantor(s) having contributed, or having had the opportunity to contribute, to clarify any issue.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE AGREEMENT FOR THE PURCHASE AND SALE OF FUTURE RECEIPTS, INCLUDING THE PURCHASE AND SALE OF FUTURE RECEIPTS TERMS AND CONDITIONS, ARE HEREBY INCORPORATED IN, AND MADE A PART OF, THIS PERSONAL GUARANTY OF PERFORMANCE, AND GUARANTOR(S) EXPRESSLY AGREE TO BE BOUND, TO THE SAME EXTENT THAT SELLER IS BOUND, AND AS IF THE TERM “GUARANTOR(S)” IS SUBSTITUTED FOR THE TERM “SELLER,” IN THE AGREEMENT.

Guarantor #1 JIMMY RAY GALLA	Guarantor #2

Purchase and Sale of Future Receipts Agreement	11

Print Name	Print Name

Purchase and Sale of Future Receipts Agreement	12